Exhibit 99.1

August  12, 2008
Tofutti Press Release


Company Contact:  Steve Kass
                  Chief Financial Officer
                  (908) 272-2400
                  (908) 272-9492 (Fax)

                    TOFUTTI ANNOUNCES SECOND QUARTER RESULTS

         Cranford, New Jersey -- August 12, 2008-- TOFUTTI BRANDS INC. (AMEX
Symbol: TOF) today announced its results for the thirteen and twenty-six week periods ended June 28, 2008.

         The Company reported net sales for the thirteen week period ended June 28, 2008 of $5,633,000 an increase of $873,000, or 17%, from the sales recorded for the thirteen weeks ended June 30, 2007. Net sales for the twenty-six week period ended June 28, 2008 increased 7% to $10,288,000 compared with net sales of $9,642,000 for the twenty-six week period ended June 30, 2007. Sales increased in all product and most customer categories. Sales were also positively impacted by price increases that took effect in the second quarter of 2008.

         For the thirteen and twenty-six week periods ended June 28, 2008, the Company reported income before income taxes of $207,000 and $550,000, respectively, as compared with income before income taxes of $375,000 and $600,000 for the thirteen and twenty-six week periods in 2007. The Company's operating results continued to be negatively impacted as a result of new product start-up costs, including costs incurred at a new co-packaging location, increased marketing expenses and higher packaging and freight charges. The Company expects that its operating expenses will continue to be affected by these same factors during the remainder of 2008.

         The Company recorded net income of $127,000 ($0.02 per share on a basic and diluted basis) for the thirteen weeks ended June 28, 2008 compared to $225,000 ($0.02 per share on a basic and diluted basis) for the thirteen weeks ended June 30, 2007. Net income for the twenty-six weeks ended June 28, 2008 was $331,000 ($0.06 per share on a basic and diluted basis) compared to


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$353,000 ($0.06 per share on a basic and diluted basis) for the twenty-six weeks ended June 30, 2007.

         As of June 28, 2008 the Company had cash and cash equivalents of $419,000 and working capital of $4.4 million compared to cash and cash equivalents of $1,499,000 and working capital of $4.5 million at December 29, 2007.

         Mr. David Mintz, Chairman and Chief Executive Officer of the Company stated, " We are pleased with our second quarter revenue increase, which reflects the continued and growing acceptance of our soy-based dairy free products. While we are disappointed in our earnings for the quarter, our margins continue to reflect our new product start-up costs, including costs incurred at a new co-packaging locations, increased marketing expenses and higher packaging and freight charges. We look forward to a stronger third quarter and a continued growth in our top line revenues."

         TOFUTTI BRANDS INC. is principally involved in the development, production and marketing of TOFUTTI brand soy-based, dairy-free frozen desserts, soy-based dairy free cheese products and other soy-based, dairy-free food products. TOFUTTI products are sold in grocery stores, supermarkets, health and convenience stores throughout the United States and in approximately twenty-five other countries.

         Some of the statements in this press release concerning the Company's future prospects are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results may vary significantly based upon a number of factors including, but not limited to business conditions both domestic and international, competition, changes in product mix or distribution channels, resource constraints encountered in promoting and developing new products and other risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-KSB.


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                               TOFUTTI BRANDS INC.
                       Condensed Statements of Operations
                    (in thousands, except per share figures)

                                              Thirteen weeks   Thirteen weeks   Twenty-six weeks   Twenty-six weeks
                                                  ended             ended             ended              ended
                                              June 28, 2008     June 30, 2007     June 28, 2008      June 30, 2007
                                              -------------     -------------     -------------      -------------

Net sales...............................         $5,633            $4,796            $10,288             $9,642
Cost of sales...........................          4,160             3,395              7,287              6,545
                                                  -----             -----              -----              -----
Gross profit............................          1,473             1,401              3,001              3,097
Operating expenses......................          1,266             1,026              2,451              2,497
                                                  -----             -----              -----              -----
Income before income taxes..............            207               375                550                600
Income taxes............................             80               150                219                247
                                                     --               ---                ---                ---
Net income .............................           $127              $225               $331               $353
                                                   ====              ====               ====               ====
Net income per share:
         Basic..........................          $0.02             $0.04              $0.06              $0.06
                                                  =====             =====              =====              =====
         Diluted........................          $0.02             $0.04              $0.06              $0.06
                                                  =====             =====              =====              =====
Weighted average number of shares
  outstanding:
         Basic..........................          5,558             5,653              5,588              5,591
                                                  =====             =====              =====              =====
         Diluted........................          5,818             5,920              5,843              5,858
                                                  =====             =====              =====              =====



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                               TOFUTTI BRANDS INC.
                            Condensed Balance Sheets
                                 (in thousands)

                                                              June 28,           December 29,
                                                                2008                 2007
                                                                ----                 ----
                                                            (unaudited)
Assets
Current assets:
  Cash and cash equivalents                                  $  419              $1,499
  Accounts receivable, net of allowance for doubtful
     accounts and sales promotion of $453 and $430,
     respectively                                             2,428               1,991
  Inventories                                                 2,272               1,552
  Prepaid expenses                                                3                  46
  Refundable income taxes                                       555                 770
  Deferred income taxes                                         298                 298
                                                                ---                 ---
             Total current assets                             5,975               6,156
                                                              -----               -----

Fixed assets, net of accumulated amortization
   of $26 and $24                                                22                  24
Other assets                                                     16                  16
                                                                 --                  --
                                                             $6,013              $6,196
                                                             ======              ======

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                           $  742              $  633
  Accrued expenses                                              583                 566
  Accrued officers' compensation                                200                 500
               Total current liabilities                      1,525               1,699
                                                              -----               -----

Stockholders' equity:
  Preferred stock - par value $.01 per share;
      authorized 100,000 shares, none issued                     --                  --
  Common stock - par value $.01 per share;
      authorized 15,000,000 shares, issued and
      outstanding 5,494,467 shares at June 28, 2008
      and 5,653,467 shares at December 29, 2007                  55                  57
  Additional paid-in capital                                     --                 225
  Retained earnings                                           4,433               4,215
                                                              -----               -----
              Total stockholders' equity                      4,488               4,497
                                                              -----               -----
              Total liabilities and stockholders' equity     $6,013              $6,196
                                                             ======              ======
